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                                                                    EXHIBIT 99.3

                              NOTICE OF WITHDRAWAL

                                  OF TENDER OF
                          9 1/2% SENIOR NOTES DUE 2010

                                       OF

                                  CUMMINS INC.

                PURSUANT TO THE PROSPECTUS DATED          , 2003

    This Notice of Withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of original notes (as defined below) pursuant to the Company's (as defined below) offer (the "Exchange Offer") to exchange
$1,000 principal amount of new 9 1/2% senior notes due 2010 (the "new notes")
for each $1,000 in principal amount of the Company's outstanding 9 1/2% senior notes due 2010 (the "original notes") described in the prospectus dated
         , 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") of Cummins Inc., an Indiana corporation (the "Company").
Except as otherwise provided in the Prospectus, holders of any shares of original notes may withdraw their tenders of original notes at any time prior to
5:00 p.m., New York City time, on             , 2003 or such later date and time
to which the Exchange Offer may be extended (the "Expiration Date"). To withdraw a tender, a holder must deliver this Notice of Withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to BNY
Midwest Trust Company c/o The Bank of New York (the "Exchange Agent") prior to the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders" in the
Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                           BNY MIDWEST TRUST COMPANY

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
 BY REGISTERED OR CERTIFIED      BY OVERNIGHT COURIER:                BY HAND:                   BY FACSIMILE:
           MAIL:

 BNY Midwest Trust Company     BNY Midwest Trust Company     BNY Midwest Trust Company     BNY Midwest Trust Company
  c/o The Bank of New York      c/o The Bank of New York      c/o The Bank of New York      c/o The Bank of New York
  Attn: Giselle Guadalupe       Attn: Giselle Guadalupe       Attn: Giselle Guadalupe         Reorganization Unit
 Corporate Trust Operations    Corporate Trust Operations    Corporate Trust Operations     Attn: Giselle Guadalupe
    Reorganization Unit           Reorganization Unit           Reorganization Unit              (212) 298-6311
 101 Barclay Street-7 East     101 Barclay Street-7 East     101 Barclay Street-7 East       Confirm by telephone:
     New York, NY 10286            New York, NY 10286            New York, NY 10286              (212) 815-3738

                                                For information, call:
                                                    (212) 815-3738
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    DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER
OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD
OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE
HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED,
PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING
THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF
WITHDRAWAL.
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Ladies and Gentlemen:

    The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate liquidation preference of original notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption
"The Exchange Offer--Withdrawal of Tenders".

    The undersigned understands that no withdrawal of a tender of original notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of original notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Withdrawal prior to the Expiration Date.

Name of Person who Deposited
  the Original Notes to be Withdrawn:___________________________________________
                                           (PLEASE PRINT OR TYPE)

Name in which the Original Notes to be Withdrawn are to be Registered, if Different from Depositor:____________________________

                                           (PLEASE PRINT OR TYPE)

Signature(s):___________________________________________________________________

Address(es):____________________________________________________________________

Area Code(s) and Telephone Number(s):___________________________________________

If original notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:_____________________________________

Date:___________________________________________________________________________

Total Liquidation Preference of
  the Original Notes to be Withdrawn:___________________________________________

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
           Certificate Number(s)*                      Principal Amount of Original
                                                              Notes Withdrawn


* Need not be completed if the original notes being withdrawn are in book-entry form.

    This Notice of Withdrawal must be signed by the depositor(s) of original notes in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such original notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):________________________________________________________________________

Signature(s):___________________________________________________________________

Address(es):____________________________________________________________________

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